EXHIBIT 10.2

DISCOVERY LABORATORIES, INC.
2011 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

Employee

RECITALS

A.            The Board has adopted the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (the “Plan”) for the purpose of encouraging selected Employees, directors and consultants of the Company and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

B.            Participant is an Employee who will render valuable Services to the Company (or Subsidiary), and this Award Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Participant.

C.            All capitalized terms in this Stock Option Agreement (“Award Agreement”) shall have the meaning assigned to them in the Plan.  For convenience, relevant portions of certain of the Plan definitions and certain additional definitions relating to this Award Agreement are included in the Appendix.  This Award Agreement, including the Notice of Grant, is subject to the terms of the Plan, which are incorporated in this Award Agreement by reference.  If there is a conflict between the terms of the Plan and this Award Agreement or the Notice of Grant, the terms of the Plan shall prevail.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Award of Option.  The Company hereby grants to Participant, as of the Award Date, an option to purchase up to the number of Option Shares specified in the Notice of Grant. The Option Shares shall be purchasable from time to time as specified in Paragraph 4 during the option term specified in Paragraph 2 at the Option Price set forth in the Notice of Grant.

2.           Option Term.  This option shall have a term commencing on the Award Date and ending on the Expiration Date set forth in the Notice of Grant.  The option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.           Limited Transferability.  The option granted under this Award Agreement shall not be assignable, alienable, saleable, or transferable by Participant other than by will or by the laws of descent and distribution; provided, however, that, if a procedure shall be adopted by the Committee at any time, Participant may designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to this option upon Participant’s death.  The option granted under this Award Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative.  This option may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company.  Notwithstanding the foregoing, if this option is designated a Non-Qualified Stock Option in the Notice of Grant, then this option may, in connection with Participant's estate plan, be assigned, in whole or in part, during Participant's lifetime to one or more members of Participant's immediate family or to a trust established for the exclusive benefit of one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

4.           Dates of Exercise.  This option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Notice of Grant.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.           Termination of Service.  The option term and this option shall expire and cease to be exercisable prior to the Expiration Date should any of the following provisions become applicable:

  (a)           If Participant's Service is terminated for any reason other than death, Disability or for Cause, then Participant shall have the right to exercise, in whole or in part, that portion of this option that was vested and exercisable on the date of termination of Service until the earlier of (i) three (3) months after termination of Service or (ii) the Expiration Date; and, to the extent that any portion of this option was not exercisable on the date of termination of Service, it will immediately terminate.

  (b)           If Participant's Service is terminated on account of death or Disability, then Participant or Participant's Beneficiary (as applicable) shall have the right to exercise, in whole or in part, that portion of this option that was vested and exercisable on the date of termination of Service until the earlier of (i) one (1) year after Participant’s termination of Service or (ii) the Expiration Date; and, to the extent that any portion of this option was not exercisable on the date of termination of Service, it will immediately terminate.

  (c)           If Participant's Service is terminated for Cause or if Participant shall breach any post-Service duties to the Company or any post-Service covenants or agreements, including any confidentiality or non-competition and non-solicitation agreement, any unexercised portion of this option shall terminate immediately. Solely for the purposes of this Award Agreement, notwithstanding any notice period or cure period provided in any employment or other applicable agreement, if Participant is terminated for Cause, the date of termination shall be deemed to be the date on which the Company issues a notice of termination to Participant (subject to any right that the Participant may have to cure).  The right to exercise any vested and unexercised portion of this option shall be suspended during any such notice or cure period.  Should the Company revoke any notice of termination based on Participant’s satisfactory cure under an employment or other applicable agreement, the Committee may reinstate the right to exercise this option under the original terms of this Award Agreement.

6.           Special Acceleration of Option.  Except as otherwise expressly provided in a Participant’s employment or other applicable agreement, which shall supersede the provisions of this Paragraph 6 solely to the extent that the rights and privileges under such agreement, as determined by the Committee, in its discretion, are not reasonably likely to significantly diminish the rights and benefits that would otherwise be provided under this paragraph 6:

  (a)           In the event of a Change in Control, vesting under this option shall automatically accelerate so that, immediately prior to the effective date of the Change in Control, but subject to the occurrence of the Change in Control, this option shall become exercisable with respect to the total number of Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares.  However, vesting under this option shall not so accelerate if and to the extent: (i) this option is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof),  or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on any unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those Option Shares over the aggregate Option Price payable for such Option Shares) and provides for subsequent pay-out in accordance with the same option vesting schedule set forth in the Notice of Grant.  The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.  Notwithstanding the foregoing, the Committee shall have the discretion, exercisable at any time during the option term, to provide for the automatic acceleration of all or a portion of this option upon the occurrence of a Change in Control, whether or not this option is to be assumed or replaced in the Change in Control.

  (b)           Upon the occurrence of the termination of Participant's Service by reason of an Involuntary Termination (as defined below) within eighteen (18) months following the effective date of a Change in Control, vesting under this option shall accelerate automatically and this option shall become exercisable with respect to the total number of Option Shares at the time subject to this option and shall remain exercisable until the earlier of (i) one year after the effective date of the Involuntary Termination, or (ii) the Expiration Date.  Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

   (i)            such individual’s involuntary dismissal or discharge by the Company for reasons other than Cause, or

  (ii)           such individual’s voluntary resignation following (A) a change in his or her position with the Company (or Subsidiary employing such individual) which materially reduces such individual’s duties and responsibilities or the level of management to which such individual reports, (B) a reduction in such individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, and farther from the Participant’s residence than prior to the relocation; provided and only if such change, reduction or relocation is effected by the Company without such individual’s consent; provided that such voluntary resignation shall not be an Involuntary Termination unless the Participant gives the Company written notice of the Participant’s intent to resign as a result of the existence of a specified condition described in (A), (B) or (C) within 90 days of the initial existence of such condition, provides the Company 30 days to cure such condition, and actually resigns no more than 10 days after the lapse of such 30-day cure period if the condition is not cured.

  (c)           This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.           Repurchase Right.  If at any time Participant’s Service is terminated for Cause or if Participant shall breach any covenants set forth in any written agreement between Participant and the Company, the Company may, in its discretion, for a period of one (1) year after the termination for Cause or upon the actual discovery by the Company of the breach, whether or not within such 1-year period, as the case may be, and upon 10 (ten) days’ notice to Participant, (i) repurchase all or any portion of any Shares acquired by Participant upon Participant’s exercise of this option, and/or (ii) require Participant to repay to the Company the amount of any profits realized by Participant upon the sale or other disposition during the preceding three (3) years of any Shares acquired by Participant upon Participant’s exercise of this option.  The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Paragraph 7 shall be the lesser of the price paid by Participant to acquire such Shares and the Fair Market Value thereof on the date of such repurchase by the Company.  In addition, the Company shall have repurchase rights in accordance with the terms of any repurchase policy as may be in effect from time to time.

8.           Adjustment in Option Shares.  Should any change be made to the Shares of the Company by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.           Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Option Price and become a holder of record of the purchased Shares.

10.           Manner of Exercising Option.

  (a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:

  (i)            Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.

  (ii)           Pay the aggregate Option Price for the purchased Shares in one or more of the following forms:

  (A)           cash or check made payable to the Company;

  (B)           Shares held by Participant (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

  (C)           provided that no restrictions against trading in the Shares are then in effect, as contemplated by Paragraph 11, (I) through a “net exercise” arrangement to the extent permitted by applicable law, or (II) through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (x) to a Company-approved brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (y) to the Company to deliver the certificates for or other evidence of the purchased Shares directly to such brokerage firm in order to complete the sale.

Except to the extent the net exercise or the sale and remittance procedure is utilized in connection with the option exercise, payment of the Option Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

   (iii)           Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Participant) have the right to exercise this option.

  (iv)          Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Participant) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

  (b)           As soon as practical after the Exercise Date, the Company shall deliver to or on behalf of Participant (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto, shall effect book-entry registration in the Participant’s (or such other person’s) name.

 (c)           In no event may this option be exercised for any fractional shares.

11.         Compliance with Laws and Regulations.

  (a)           The exercise of this option and the delivery of the Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares may be listed for trading at the time of such exercise and delivery.

  (b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance or delivery and sale of any Shares pursuant to this option shall relieve the Company of any liability with respect to the non-issuance, non-delivery or sale of the Shares as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

12.         Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and Participant's assigns and Beneficiaries.

13.         Notices.  Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on the Notice of Grant.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.         Construction.  This Award Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Award Agreement shall be conclusive and binding on all persons having an interest in this option.

15.         Governing Law.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

16.           Excess Shares.  If the Option Shares covered by this Award Agreement exceed, as of the Award Date, the number of Shares which may without stockholder approval be delivered under the Plan, then this option shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

17.         Additional Terms Applicable to an Incentive Stock Option.  The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Paragraph 17 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

18.         Leave of Absence.  The following provisions shall apply upon Participant's commencement of an authorized leave of absence:

  (a)           The exercise schedule in effect under the Notice of Grant shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Participant remains on such leave.

  (b)           Should Participant resume active Employee status within sixty (60) days after the start date of the authorized leave, Participant shall, for purposes of the exercise schedule set forth in the Notice of Grant, receive Service credit for the entire period of such leave.  If Participant does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

  (c)           If this option is designated as an Incentive Stock Option in the Notice of Grant, then the following additional provision shall apply:

  (i)           If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Qualified Stock Option at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave, unless Participant's reemployment rights are guaranteed by statute or by written agreement.  Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Participant's return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Participant the income and employment withholding taxes applicable to such exercise.

  (ii)           In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Participant does not resume Employee status prior to the Expiration Date.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Discovery Laboratories, Inc. (the "Company") that I elect to purchase ________ Shares (the "Purchased Shares") at the Option Price of $ _________ per share pursuant to that certain option (the "Option") granted to me under the Company's 2011 Long-Term Incentive Plan on ______________, ____.

Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my Notice of Grant and Award Agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, if I am eligible I may utilize the net exercise or the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Option Price.

Date

Participant

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

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APPENDIX

The following definitions shall be in effect under the Award Agreement:

Award Date shall mean the effective date of grant of the option as specified in the Notice of Grant.

Award Agreement shall mean this Stock Option Agreement and the associated Notice of Grant pursuant to which the Option is granted.

Beneficiary shall mean, in the event the Committee implements a beneficiary designation procedure, the person designated by Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by Participant at the time of death.  In the absence of such procedure or designation, the Beneficiary shall be Participant’s personal representative or the person or persons to whom this Option is transferred by will or the laws of descent and distribution.

Board shall mean the Company's Board of Directors.

Cause, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)
willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)
fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to the such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

Change in Control shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean the first to occur of the following:

(i)
any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Participant’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Participant’s Employer’s then outstanding voting securities;

(ii)
the majority of members of the board of directors of the Participant’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the Participant’s Employer before the date of the appointment;

(iii)
there is consummated a merger or consolidation of the Participant’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (i), (ii), (iv) or (v) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Participant’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Participant’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Participant’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Participant’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(iv)
a liquidation of the Participant’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Participant’s Employer immediately before the liquidation; or

(v)
the sale or disposition by the Participant’s Employer or any direct or indirect subsidiary of the Participant’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Participant’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Participant’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by Stockholders of the Company or the Participant’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Participant’s Employer immediately prior to such sale.

For purposes of this definition, “Participant’s Employer” shall mean (1) the Company or a Subsidiary corporation for which the Participant directly provides services or (2) a corporation that is a majority stockholder of the Company or a Subsidiary, or any corporation in a chain of corporations each of which is a majority stockholder of another corporation in the chain, ending with the corporation described in (1).

Code shall mean the Internal Revenue Code of 1986, as a mended from time to time.  A reference to a section of the Code shall be deemed to include any successor sections of the Code.

Committee shall mean a committee of the Board, acting in accordance with the provisions of Section 3 of the Plan, designated by the Board to administer the Plan.  To the extent the Committee has delegated authority, the term “Committee” shall refer to such delegate.

Company shall mean Discovery Laboratories, Inc. and any Subsidiary to which Participant may render Services.

Disability for each respective Participant shall have the meaning set forth in the Participant’s employment agreement; provided, that if such term is not defined in any such agreement then “Disability” shall mean (i) with respect to any Incentive Stock Option, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Participant (or that would be applicable to the Participant if the Participant elected coverage).

Employee shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance.

Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of this Award Agreement.

Expiration Date shall mean the date on which the option expires as specified in the Notice of Grant.

Fair Market Value of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes.  Unless the Committee determines otherwise,

(i)
if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of a Share on such exchange or reporting system, as reported in any newspaper of general circulation, or

(ii)
if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days; or

(iii)
if clauses (i) and (ii) above are not applicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a Share on such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

Incentive Stock Option shall mean an option that is intended to meet the requirements of Section 422 of the Code.

Non-Qualified Stock Option shall mean an option granted under this Award Agreement that is not intended to be an Incentive Stock Option.

Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

Notice of Grant shall mean the Notice of Grant of Stock Options accompanying the Award Agreement, pursuant to which Participant has been informed of the basic terms of the option evidenced hereby.

Option Price shall mean the purchase price payable for Option Shares under this option, as specified in the Notice of Grant.

Option Shares shall mean the number of Shares subject to the option as specified in the Notice of Grant.

Participant shall mean the person to whom the option is granted as specified in the Notice of Grant.

Performance Criteria shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.
[Delete unless option is performance-vested]

Performance Period shall mean any period as determined by the Committee in its sole discretion.
[Delete unless option is performance-vested]

Plan shall mean the Company's 2011 Long-Term Incentive Plan, as amended from time to time.

Qualifying Performance Criteria shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.
[Delete unless option is performance-vested]

Service shall mean Participant's performance of services for the Company (or any Subsidiary) in the capacity of Employee, non-employee director or consultant.

Shares shall mean the common shares of the Company and such other securities as may become the subject of this Option pursuant to an adjustment made under Section 4(b) of the Plan.

Subsidiary shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).